UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective November 18, 2019 (the “Closing Date”) the closing (the “Closing”) of the previously announced Merger Agreement by and among Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain Media”), and its wholly-owned subsidiary BMTM2, Inc., a Florida corporation (the “Merger Sub”), and News Distribution Network, Inc., a Delaware company (“NDN”) occurred.

Under the terms of the Merger Agreement, NDN merged with and into Merger Sub, then, a wholly-owned subsidiary of Parent (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement, following which, NDN will cease to exist and Merger Sub will be renamed News Distribution Network.

Bright Mountain agreed to issue up to an aggregate of 22,000,000 shares of its common stock (the “Total Consideration Shares”) and warrants to purchase shares of Bright Mountain common stock as follows:

●	Each share of NDN’s outstanding Series A1 Preferred Stock and common stock, other than shares to which holders shall have exercised dissenter’s rights in accordance with Delaware law, shall be cancelled and extinguished and converted into the right to receive shares of Bright Mountain’s common stock based upon a paid-in capital basis, and subject to a $1.75 conversion price of our common stock. For every $1.75 of paid-in capital by an NDN stockholder, the NDN stockholder will receive one share of Bright Mountain common stock;

●	All NDN warrants and options outstanding at the Effective Time will terminate and be cancelled unless exercised prior to the Effective Time. Bright Mountain shall attempt, in the future, to provide value to NDN’s option holders;

●	Outstanding promissory notes and other obligations payable by NDN will convert as follows:

●	Bridge notes in the current principal amount of $776,000 will convert into shares of Bright Mountain’s common stock at a conversion price of $0.50 per share, with one common stock warrant exercisable at $0.75 per share and one common stock warrant exercisable at $1.00 per share issued for each conversion share. The principal of the bridge notes will be converted into shares of Bright Mountain’s common stock at a conversion price of $1.75 per share, and all accrued but unpaid interest will be forgiven by the noteholders;

●	The open line of credit of approximately $660,000 due Mr. Greg Peters, NDN’s Chief Executive Officer, will be converted into shares of Bright Mountain’s common stock at a conversion price of $0.50 per share, with one common stock warrant exercisable at $.75 per share and one common stock warrant exercisable at $1.00 per share issued for each conversion share; and

The Total Consideration Shares will be subject to lock up restrictions on resale as determined by Bright Mountain and 25% percent of the Total Consideration Shares will be placed in escrow to satisfy certain obligations including, but not limited to, (i) the delivery of NDN audited financial statements, (ii) NDN having accounts receivable of at least $1,100,000 and (iii) certain NDN liabilities not to exceed $4,000,000.

Effective upon the Closing, we agreed to pay Spartan Capital Securities LLC (“Spartan Capital”) a broker-dealer and member of FINRA a finder’s fee equal to issue 660,000 shares of our common stock valued at $1,155,000.

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Item 3.02	Unregistered Sales of Equity Securities.

As set forth in Item 2.01 of this report, on the Closing Date we agreed to issue up to an aggregate of up to 22,000,000 shares of our common stock pursuant to the terms of the Merger Agreement and warrants to purchase our common stock. The recipients were accredited or otherwise sophisticated investors and the issuances were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions provided by Section 4(a)(2).

As also set forth in item 2.01 of this Report, following the Closing we will issue Spartan Capital 660,000 shares of our common stock valued at $1,155,000 as partial consideration under a Finder’s Fee Agreement. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 18, 2019 Mr. Greg Peters became our President and Chief Operating Officer in connection with the Closing. Biographical information for Mr. Peters is set forth below.

Greg Peters, age 58 the founder, Chairman and Chief Executive Officer of NDN (F/K/A Inform, Inc.) Mr. Peters has served as the President, CEO, and Board Member of Internap Network Services Corporation (NASDAQ: INAP) and in the 1990s, Mr. Peters was Vice President of International Operations for Advanced Fibre Communications (NASDAQ: TLAB) and Adtran (NASDAQ: ADTN), where he led global expansion to over 40 countries. For nearly a decade, he held increasingly senior positions at AT&T Network Systems, the last being Managing Director of the Middle East and Africa, headquartered in Cairo, Egypt. Mr. Peters conducted business for AT&T in over 60 countries and was responsible for directing the telecommunications recovery and reconstruction efforts in the Persian Gulf Region during and after the Gulf War. Mr. Peters holds multiple issued patents (No. 8,364,693, No. 8,849,814 and No. 8,849,815) focused on methods of searching, sorting and displaying video clips and sound files by relevance. Since November 2011, Mr. Peters led a partnership with the National Center of Missing and Exploited Children (www.missingkids.com). Through this relationship, NDN has assisted the Center in finding over 100 children. Mr. Peters serves on the Board of Reggie Jackson’s Mr. October Foundation and Bill Murray’s Murray Bros Caddy Shack Charity Golf Tournament. Mr. Peters has served on the alumni board of the Terry School of Business at the University of Georgia, the Technology Association of Georgia Board, the Georgia Chamber of Commerce Board, and the Advisory Board of the Metro Atlanta Chamber. Mr. Peters earned a Bachelor of Business Administration in Finance & Accounting from the University of Georgia and an MBA from Thunderbird. Mr. Peters has continued his educational efforts in executive programs at Harvard, Stanford and Columbia Universities.

Mr. Peters will not be considered an independent director and will not receive any compensation for his services on the board of directors.

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Item 8.01	Other Events.

Employment Agreements

Employment agreement with Greg Peters. Bright Mountain Media will enter into a multi-year employment agreement with Mr. Peters to serve as its President and Chief Operating Officer. Mr. Peters will be entitled to a monthly salary and an annual bonus in an amount and subject to terms and conditions to be agreed upon, and reimbursement of certain expenses. In connection with the employment agreement, Mr. Peters will also enter into a non-competition, proprietary information and inventions agreement.

Information About NDN

Based in Atlanta, Georgia, NDN provides data-driven technology solutions for the syndication and monetization of contextually relevant, personalized premium video content. NDN is the surviving entity resulting from the execution by Inform, Inc. (“Inform”) of a corporate inversion which separated ongoing activities from activities associated with certain debts and legal claims pursued by Inform against Google, Inc. NDN seeks to solve the industry’s supply challenge for premium video by creating new video streams and impression opportunities across the most desirable online publishing destinations in the United States. NDN has aggregated a digital audience which provides ad buyers with near certainty in reaching target demographics. NDN is a leading data-driven technology solution for the syndication and monetization of contextually relevant, personalized premium video content. NDN solves the industry’s supply challenge for premium video by creating hundreds of millions of new video streams and impression opportunities across the most desirable online publishing destinations in the United States. NDN’s code has been embedded in 4,700 premium newspaper, news media, magazine, television and radio sites today, allowing the Company unique insight into the intersection of how a user is consuming and engaging in a page, video content and advertising.

NDN reported unaudited revenues of $3,454,000 and a net loss of $2,501,000 for the nine months ended September 30, 2019, and unaudited revenues of $6,256,000 and a net loss of $4,803,000 for the nine months ended September 30, 2018.

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Item 9.01.	Financial Statement and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of NDN for the years ended December 31, 2018 and 2017 and required unaudited interim financial statements of NDN for the periods required pursuant to Rule 8-04(b) of Regulation S-X will be filed by amendment to this report within the time prescribed pursuant to Item 9.01(a) of Form 8-K.

(b)	Pro forma financial information.

The required pro forma financial information required by Rule 8-05 of Regulation S-X will be provided under an amendment to this report within the time required pursuant to Item 9.01(c) of Form 8-K.

(d)	Exhibits.

		Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number

2.1	Merger Agreement and Plan of Merger dated November 8, 2019 by and among Bright Mountain Media, Inc., BMTM2, Inc., News Distribution Network, Inc.	8-K	11/12/19	2.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	Bright Mountain Media, Inc.

	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer

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